SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 6, 2012

Date of Report

(Date of Earliest Event Reported)

OPERA JET INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53255	20-5572714
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Diagorou 4

Kermia Building, 6th Floor

Office 601 P.C.

1097, Nicosia, Cyprus

 (Address of Principal Executive Offices)

(011) 421 2 2090 2741

(Registrant’s Telephone Number)

ITEM 2.01         Completion of Acquisition or Disposition of Assets

On February 6, 2012, Opera Jet International Ltd. ("Opera Jet Delaware" or the "Company") effected an acquisition of all the outstanding stock of Opera Jet a.s., an aircraft charter operator corporation formed under the laws of the Slovak Republic (“Opera Jet Slovakia”) in a stock-for-stock transaction. Opera Jet Slovakia was formed in the Slovak Republic in 2006 (originally organized as Air Carpatia Services s.r.o.) and has ongoing business operations. As used herein the term "Company" means the existing entity after the acquisition of its now wholly-owned and operating subsidiary, Opera Jet Slovakia, its operations, assets and business.

Opera Jet Delaware issued an aggregate of 500,000 shares of its common stock in exchange for all the 100 outstanding shares of Opera Jet Slovakia. All the outstanding shares of Opera Jet Slovakia were wholly owned by Forsyma Holdings Limited (“Forsyma”) which is the majority shareholder of Opera Jet Delaware. Forsyma is 75% owned by the Company's sole officer and director, Martin Hudec.

Opera Jet Slovakia has become a wholly owned subsidiary of Opera Jet Delaware.

Opera Jet Slovakia was formerly known as Opera Jet s.r.o., and a formal change of the name of company to Opera Jet a.s. from Opera Jet s.r.o. was completed on January 1, 2011. At such time, Opera Jet Slovakia also changed its legal form a private limited liability company to a joint-stock company under the law of the Slovak Republic.

Forsyma purchased its interest in Opera Jet Slovakia from Opera a.s., a holding company formed under the laws of the Slovak Republic (“Opera Holdings”), and majority-owned and controlled by the sole officer and director of Opera Jet Delaware.

Accounting Treatment

The merger is being accounted for as a reverse-merger and recapitalization. Opera Jet Slovakia is the acquirer for financial reporting purposes and Opera Jet Delaware is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior the merger will be those of Opera Jet Slovakia and will be recorded at the historical cost basis of Opera Jet Slovakia, and the consolidated financial statements after completion of the merger will include the assets and liabilities of the Company and Opera Jet Slovakia, historical operations of Opera Jet Slovakia and operations of the Company from the closing date of the merger.

Business

The Company operates private jets and provides of air transportation services. The Company charters and operates business jets within Europe, Russia, North Africa and the Middle East, and possesses the requisite licenses to provide these services across the world. The Company currently owns and operates a heavy jet but intends to focus on providing light jet transport services.

The Company officially became a Slovak aircraft operator (AOC) in the first half of 2008, then expanding in the executive jets business in the region of Central and Eastern Europe. The Company’s core business is chartering business jets, through a fleet of private jets which are leased from Opera Holdings and other third parties.

The Company receives a large portion of its business through brokers who arrange private air travel for their clients. Currently, the Company works with over 500 brokers across Europe and the Middle East. Brokers are provided online access to all flights and current aircraft locations.

Clients from Russia and Ukraine account for approximately 50 % of the Company’s total current business. The remainder of the Company’s business is primarily concentrated in Europe. The Company intends to build its business in the Middle East, Asia and across the rest of Central Europe, in the near future.

The Company also plans to expand its business by purchasing options to buy aircraft in order to meet expected demand in the future for rapid aircraft delivery. In addition, the Company plans expand its business to offer financing and other services to purchasers of aircraft.

Operations

Customers generally contact the Company through their travel brokers or on occasion directly (because the Company has a large direct client base) and specify their air travel demands, including usually the date and time of their intended departure and arrival. The Company’s internal personnel then calculate and determine an official flight offer that includes available aircraft types, the price and any additional conditions or information, if applicable. After acceptance of the travel offer by the client, the jet charter contract is signed and the payment is made to the Company. The Company’s dispatch department typically then prepares the flight plan and asks for all needed flight permissions so that the flight can occur.

The Company conducts most of its operations through its own employees from the Company’s locations at headquarters and the aircraft operations at the Bratislava airport and other airports (depending on current location of the aircrafts). The Company does not generally utilize the services of other entities (i.e. sub-contractors or other outsourced providers) services, except in the instances of travel brokers who organize travel arrangements with the Company for their clients.

Revenues

Revenues of the Company are generated primarily from the chartering of aircraft. A minor part of total revenues also derives from the management fees paid by owners of some aircraft to the Company. The revenue potential of flights depends on each flight and the agreed price for such flight.

The private jet charter business is seasonal in nature. The strongest season is typically in the summer period (April to September), which is caused mostly by the summer holiday season. In addition, the months of December and January, when winter holidays occur, are generally strong. The remainder of the year is usually slower in terms of private jet charter business.

The Business: Charter Air Travel

The private charter air travel market has been characterized by changes in recent years. A primary change has been a shift from heavy or larger jets to smaller and less expensive aircrafts. This trend has accelerated since the global financial crisis of 2008, as customers have sought the most cost-effective private air charter option, which is typically provided by aircraft operators using smaller airplane jets.

Although the Company leases and operates a heavy jet, it is focused on providing light jet transport services. The Company believes that the focus on light jet transport will allow it to be capable to cover all flight ranges within Europe, Russia and the Middle East with this type of aircraft. Since there is not a need of operating larger aircrafts, the Company can keep its fixed costs at low levels.

The Market: Slovakia

The Company believes that it is well positioned by its location in Bratislava in the Slovak Republic. Slovakia has been a member of the European Union since 2004. Accordingly, Slovakia has since benefitted from all advantages associated with the Schengen Agreement among various European nations. Additionally, Slovakia is located across many flight routes and provides easy access and connections among numerous European important locations, and is also the most eastern European way point from Europe to Russia. Moreover, Slovakia utilizes the Euro as a currency and the Slovak aviation industry conforms to all of the air safety, maintenance and quality rules and regulations of the European Aviation Safety Agency (EASA).

The hub city of Bratislava is only 40 kilometers from the airport located in Vienna, Austria. The Company can offer the convenience of travel proximate to Vienna (a major European hub) at a fraction of the cost, as Bratislava offers substantially lower operational costs that Vienna.

Over-flight and other fees in the European Union for aircraft operations can be substantial. Typically, these fees are calculated based on the country of the aircraft’s registration. The Company believes that its location in Slovakia offers an attractive opportunity for lower costs and fees as compared to other European nations.

The Market: Aircraft Sales

The recent global financial crisis of 2008 has lead to continued anemic demand for aircraft. The Company expects that demand for aircraft will return to higher levels in the coming years, with buyers coming, not only from Europe and Russia, but also from the Indo-China region. The Company believes that this demand will be caused by both the aggressive economic growth in those regions and by the opening of additional airports and flight space to private owners in these regions.

The Market: China

The Company believes that China offers a good market for the use of its jet services as its economy grows. The Company intends to develop helicopter services in and around Shanghai, China, operate business jet flights in China, and make regional aircraft sales in southeast Asia based from operations in China.

Services

The Company believes that flights services offered by the Company are competitive with other leading private airline services. The Company offers global charter flights with pilots and crew ready to assist customers. In addition, the Company arranges ground handling services and coordinates catering, hotel reservations and transportation for customers. Also, customers have access to computerized flight plans, weather information and other useful charts.

Competition

The Company believes that its two major competitors are Vista Jet and Netjets, both of which are well-established in the world private jet charter business. The Company believes that it can actively compete with these two larger companies through offering lower flight prices and better customer focus.

Competition in the sector typically revolves around several factors, including price which is a significant component of differentiation between companies. Other factors that are important to consumers include flights and options offered, customers service, and convenience.

Suppliers

The Company has no regular major suppliers. Practically the only suppliers are various fuel companies, handler companies, hangar owners, etc. The Company leases three of its aircraft from Opera Holdings, a company controlled by the Company's sole officer and director and indirect controlling shareholder which by virtue of such aircraft leasing can be considered a large supplier to the Company. The Company leases aircraft from two other suppliers.

Marketing Strategy

To date, the Company has not invested a lot of time or capital into traditional marketing activities, as brokers have been a large source of the Company’s customers. However, the Company has devoted substantial attention to constructing the marketing strategy and plans that it will use to continue building its business. The Company eventually anticipates significant marketing activities which will be designed to help the Company find new customers and to increase awareness of the Company’s ability to offer consumer flight services. Over time, the Company may also build loyalty and rewards programs for its database of customers, thereby increasing brand loyalty and consumer awareness of its flights and services.

The Company is currently promoting its services in high-class print magazines and also through online publications and the Company’s own website. The Company also maintains a direct presence of salesmen who are located directly in the Company’s headquarters on Bratislava, Slovakia airport. The salesmen conduct in-person marketing and communicate with potential clients. Finally, the Company also promotes its brand and services at business aviation conventions and trade shows, and plans to increase such activities as its business continues to grow.

Business Plan

The Company plans to build its business by establishing new branches and sales points across the world. The Company believes that additional geographic expansion provides significant opportunities for growth. These expansion opportunities will be pursued primarily through entering into additional or new leases for aircrafts.

The Company’s current aircraft focus is on the Cessna Citation Jet, which is the core of its current fleet as well. All four models: CJ1, CJ2, CJ3 and CJ4 require the same pilot type rating which means that all of the Company’s pilots may operate all of the fleet. Hence, the fixed wage costs can be kept at a minimum level, as the Company is not forced to employ various pilots for each aircraft separately. The Company owns a certified CJ2 flight simulator, thus it can make type rating for new pilots and recurrent training for old pilots, all in-house.

The Company also plans to purchase additional aircraft in the future, subject to obtaining additional capital and finding suitable opportunities to do so. The Company believes that it can strategically purchase aircraft assets at opportunistic valuations, with a view toward reselling the same when market conditions improve and demand for rapid delivery of aircraft is high.

Dr. Hudec, the sole officer and director of the Company, has a controlling interest in Opera a.s, a holding company formed under the laws of the Slovak Republic ("Opera Holdings"). Opera Jet Slovakia has borrowed monies from Opera Holdings.

Opera Jet Slovakia leases three of its jets from Opera Holdings. The leases are classified as operating leases and the total lease expense of the three jets for the years ended December 31, 2010 and December 31, 2009 were $95,090 and $41,889, respectively.

Through Opera Aircraft Sales s.r.o., the Company is an official sales agent of the Gulfstream Aerospace Corporation for business aircrafts in the region of Central and Southeast Europe. Opera Aircraft Sales is a subsidiary of Forsyma Holdings, of which Dr. Hudec is the controlling shareholder.

The Company intends to raise capital (through private and public offerings) to fund fleet expansion, acquiring sufficient funding for lending services, financing aircraft options trading, opening its own maintenance center and extending the existing private jet charter business.

Potential Revenue

Sources of potential revenue include the flight revenues achieved in the normal course of the Company’s business, and to a lesser extent, fees from management of aircraft. The Company also expects that it may be able to earn some fees or commissions through sales of Gulfstream aircraft.

The Company

Intellectual Property

The Company intends to protect its intellectual property, trade secrets and proprietary methods and processes (to the extent applicable) in the United States and abroad.

Presently, the Company possesses a trademark registered with the Office for Harmonization in the International Market and the World Intellectual Property Organization. The trademark is registered and valid in all 27 countries of the European Union, and additionally, in Switzerland, Russia and Ukraine.

Employees

The Company presently has one person who serves as its officer and director, Dr. Martin Hudec, who is employed by the Company's subsidiary, Opera Jet Slovakia, who is also it sole executive officer and director. The Company has no other employees but expects that it will hire additional personnel upon raising additional capital and as the Company expands.

The Company's subsidiary, Opera Jet Slovakia has certain employees and a developed management and employee organization structure. Opera Jet Slovakia has approximately 8 key executives and managers and 43 additional supporting personnel. Certain managers are permitted the use of corporate vehicles. All employees may use the services of a sports club providing fitness and wellness services. No other employee benefits or benefit plans are made available by the Company.

The principal key executives and managers of Opera Jet Slovakia are the following:

Martin Sykora	Managing Director
Lubos Hajek	Head of Accident Prevention and Flight Safety Programme and Crew Training
Milos Daniel	Head Quality Manager
Dusan Vavro	Head of Flight Operations
Anton Sotter	Head of Maintenance
Michal Polakovic	Head of Ground Operations
Dusan Blascak	Head of Sales
Stanislava Valova	Head of Dispatch.

Opera Jet Slovakia is organized as follows:

Sales (4 personnel who handle customer sales, flight and price negotiations, etc.);

Dispatch (7 personnel who are responsible for complete planning and management of flights);

Technical (3 personnel who provide light maintenance on aircrafts and perform technical checks on flights);

Ground Operations (6 personnel who are responsible for all non-technical activities in connection with flights). Flight Operations (16 personnel, consisting of pilots and others related directly to the airborne flight and management);

Flight Operations (15 personnel includes mostly pilots but head of flight operations prepares planned flights, monitors pilot duties and training;

Finance and IT (5 personnel who manage finances and provide information technology support).

Property

The corporate headquarters of the Company are located in the Republic of Cyprus. The Company rents minimal office space in this region for corporate activities.

Opera Jet Slovakia is located in the Slovak Republic and maintains a monthly lease for office space and parking facilities at its headquarters. The Company can withdraw from these lease agreements upon three (3) months’ termination notice. The total lease expense on the office and parking facilities for the years ended December 31, 2010 and December 31, 2009 were $44,687 and $48,178, respectively.

Opera Jet Slovakia also rents premises related to flight activities, such as aviation simulators and airport hangar premises. In addition, Opera Jet Slovakia leases vehicles, two private jets from third parties and three private jets from Opera Holdings. The rental cost of the flight simulators (in the aggregate) is approximately $80,000 per quarter. Opera Jet Slovakia also rents a vehicle for use by its managing director. The cost of such vehicle lease is approximately $5,000 per quarter.

Equipment Financing

Opera Jet Slovakia leases three of its jets (Cessna Citation Jets 1, 2 and 3) from Opera Holdings. The payments due under these leases are variable and subject to change depending on the condition of the Company’s business. The leases are classified as operating leases and the total lease expense of the three jets for the years ended December 31, 2010 and December 31, 2009 were $95,090 and $41,889, respectively.

Opera Jet Slovakia leases two other jets – Falcon 2000 and Cessna Citation Jet 3). The Falcon 2000 is leased from Opera Aircraft Sales s.r.o., and the lease payments due are approximately $120,000 per quarter. The Cessna Citation Jet 3 is leased from LBG Style s.r.o., and the lease payments are approximately $125,000 per quarter.

Subsidiaries

Opera Jet Slovakia is a wholly owned subsidiary of the Company. The Company currently has no other subsidiaries.

Permits

The Company holds several important permits/licenses and may continue to obtain additional permits/licenses as its business expands. The Company currently possesses the following permits:

(1) an air operator certificate, with authorized worldwide operation, issued by the Civil Aviation Authority of the Slovak Republic;

(2) a license for performance of air transportation services issued by the Ministry of Transport, Post and Telecommunications, of Slovakia;

(3) an FNPT II flight simulator certificate issued by the Civil Aviation Authority of the Czech Republic; and

(4) an FNPF II MCC flight simulator certificate issued by the Finish Civil Aviation Authority.

Management

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced

Martin Hudec	31	President, Chief Executive and Director	2011

Martin Hudec serves as the Company's sole one director and its sole officer, holding the titles of President, Chief Executive Officer, Chief Financial Officer and Director. Dr. Hudec is also a director and manager of Opera Jet Slovakia, which is the Company's wholly-owned subsidiary. In 2006, Dr. Hudec co-founded Opera a.s., a real estate development company and Opera Reform International, a real estate investment fund in order to finance and construct real estate projects in Central and Eastern Europe. Since 2009, Dr. Hudec has served as “accountable manager” of Opera Jet Slovakia, where he is responsible for all of its operations (to be approved as “accountable manager” by the Civil Aviation Authority of Slovakia, Dr. Hudec had to fulfill various experiential, qualification and professional requirements.) Since 2001, Dr. Hudec has served as general manager of East-West Development Ltd. which built the largest residential project in Bratislava, Slovakia. Dr. Hudec earned his pilot’s license in 1998 and has since been continuously involved in the aviation business. Dr. Hudec also served as a director of several aviation companies, including East Air Company, s.r.o., Air Carpatia s.r.o., and Opera Jet s.r.o., providing a wide range of services, such as flight training, military pilot training, aircraft maintenance, and private charters. Dr. Hudec received both his Master’s Degree in Financial Management in 2002 and his Ph.D in Management in 2009 from the Comenius University in Bratislava, Slovakia.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's Board of Directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the Board has determined that there are no independent directors.

Committees and Terms

The Board of Directors has not established any committees of the Board. Specifically, the Company does not currently have an audit committee, compensation committee or nominating committee serving, and as a result, the Board performs the duties of such committees.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings against the Company. The Company is currently pursuing an action against an individual in the amount of less than $20,000, for repayment of funds.

Employment Agreements

The Company's subsidiary, Opera Jet Slovakia, has entered into an employment agreement with Dr. Hudec pursuant to which he receives a nominal salary of 300 Euros per month. The Company anticipates that this salary will increase after the Company is successful in raising additional capital through a public or private offering of its securities

Anticipated Officer and Director Remuneration

The Company intends to pay annual salaries to all of its employees and an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities (i.e. a public offering raising capital for the Company). At such time, the Company anticipates offering cash and non-cash compensation to other employees and directors. Officers are expected to receive such compensation amounts as are stated in their respective employment agreements.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

	Number of Shares of		Percentage
Name/Position	Common Stock		of Class (1)

Forsyma Holdings Limited	21,000,000		95.5%
Diagorou 4
Kermia Building, 6th floor
Flat/Office 601 P.C. 1097
Nicosia, Cyprus

Martin Hudec	21,000,000	(2)	95.5%
President, Chief Executive and Director

Total owned by officers, directors (1 person)	21,000,000		95.5%

(1)	Based upon 22,000,000 shares outstanding as of February 6, 2012.
(2)	Dr. Hudec owns a majority interest (75%) of Forsyma Holdings Limited and may be considered the beneficial owner of the shares owned by it.

Certain Relationships and Related Transactions

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation which owns 250,000 shares of the Company's common stock.

Dr. Hudec, who serves as the Company's sole director and officer. Forsyma Holdings Limited is the majority shareholder of the Company. Dr. Hudec owns a controlling interest (75%) of Forsyma Holdings. Before the exchange of shares effecting the acquisition of the Company's subsidiary Opera Jet Slovakia, Opera Jet Slovakia was wholly owned by Forsyma Holdings. Dr. Hudec serves as a director of and is employed as manager by Opera Jet Slovakia.

Dr. Hudec has a controlling interest in Opera a.s., a holding company formed under the laws of the Slovak Republic ("Opera Holdings") which has several wholly owned subsidiaries. Opera Aircraft Sales is a subsidiary of Forsyma Holdings Limited.

Opera Jet Slovakia has borrowed monies from its former parent company, Opera Holdings.

Opera Jet Slovakia leases three of its jets from Opera Holdings. The leases are classified as operating leases and the total lease expense of the three jets for the years ended December 31, 2010 and December 31, 2009 were $95,090 and $41,889, respectively.

Opera Holdings leased a jet with an initial cash deposit of $550,000. Opera Jet Slovakia entered into an agreement with Deutsche leasing company in September, 2011, to guarantee the leasing fees, up to $550,000 if Opera Holdings defaulted. In October, 2011, the Export-Import Bank of Slovakia guaranteed the lease payments in the event that both Opera Holdings and Opera Jet Slovakia defaulted. Opera Jet Slovakia provided collateral of $110,000 to effect this guarantee issued by the Export-Import Bank of Slovakia on behalf of Opera Holdings.

Summary Financial Information

The statements of operations data for the annual periods ending December 31, 2010 and December 31, 2009, respectively, and the balance sheet data at December 31, 2011, are derived from Opera Jet Slovakia’s audited financial statements and related notes thereto included elsewhere in this report. As the Company had no operations or specific business plan until the acquisition of Opera Jet Slovakia, the information presented below is with respect to Opera Jet Slovakia.

	Period ending on	Period ending on	Period ending on
	September 30, 2011	December 31, 2010	December 31, 2009
Statement of operations data
Net sales	$15,124,184	$10.529,484	$5,376,080
Operating income (loss)	$735,738	$721,844	$(1,126,640)
Net income (loss)	$532,121	$369,305	$(945,377)

Foreign current translation adjustment	$(54,750)	$108,121	$(44,384)
Net comprehensive income (loss)	$477,371	$477,427	$(989,761)

	At September 30,	At December 31,	At December 31,
	2011	2010	2009
Balance sheet data
Cash and cash equivalents	$357,693	$292,467	$245,048
Other assets	$3,521,321	$2,679,226	$2,359,487
Total assets	$3,879,014	$2,962,691	$2,604,535
Total liabilities	$3,746,464	$3,599,330	$3,770,796
Total stockholders’ equity (deficit)	$132,550	$(636,639)	$(1,166,261)

UniCredit Bank Slovakia has issued four bank guarantees for Opera Jet Slovakia in order to secure the receivables of fuel providers. This allows Opera Jet Slovakia to utilize a credit line for fuel for its aircrafts.

Management's Discussion and Analysis of Financial Condition And Results of Operations

The Company was incorporated in the State of Delaware on September 13, 2006. The Company acquired Opera Jet Slovakia in February 2012. As prior to that acquisition, the Company had no operations or specific business plan, the information presented below is with respect to Opera Jet Slovakia. References to the financial condition and performance of the Company below in this section “Management’s Discussions and Analysis of Financial Condition and Results of Operation” are to Opera Jet Slovakia.

Revenues

Revenues of the Company are generated primarily from the chartering of aircrafts. A minor part of total revenues also derives from the management fees paid by owners of some aircrafts to the Company. The revenue potential of flights depends on each flight and the agreed price for such flight.

Potential Revenue

Sources of potential revenue include the flight revenues achieved in the normal course of the Company’s business, and to a lesser extent, fees from management of aircraft. The Company also expects that it may be able to earn some fees or commissions through sales of Gulfstream aircraft.

Alternative Financial Planning

The Company currently has no alternative financial plans. If the Company is not able to organically generate profits and/or successfully receive monies as needed through a private placement or public securities offering, the Company’s ability to survive as a going concern and implement any part of its business plan or strategy may be severely jeopardized.

Critical Accounting Policies

The financial statements and accompanying notes are prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The Company believes that the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its financial statements:

Equipment Financing

Opera Jet Slovakia leases three of its jets (Cessna Citation Jets 1, 2 and 3) from Opera Holdings. The payments due under these leases are variable and subject to change depending on the condition of the Company’s business. The leases are classified as operating leases and the total lease expense of the three jets for the years ended December 31, 2010 and December 31, 2009 were $95,090 and $41,889, respectively.

Opera Jet Slovakia leases two other jets – Falcon 2000 and Cessna Citation Jet 3). The Falcon 2000 is leased from Opera Aircraft Sales s.r.o., and the lease payments due are approximately $120,000 per quarter. The Cessna Citation Jet 3 is leased from LBG Style s.r.o., and the lease payments are approximately $125,000 per quarter.

Off-balance sheet arrangements

The Company does not have any off-balance sheet arrangements.

Discussion of Period Ended September 30, 2011

The Company generated net revenues of $15,124,184 during the nine months ended September 30, 2011, as compared to net revenues of $7,362,513 during the nine months ended September 30, 2010. During the nine month period ending on September 30, 2011, the Company generated net income of $532,121 and net comprehensive income of $477,371 as compared to net income generated of $638,843 and net comprehensive income of $709,443 during the nine month period ending September 30, 2010.

Total operating expenses for the nine month period ended September 30, 2011 and September 30, 2010, respectively, were $1,735,860 and $1,072,204.

Liquidity. The Company is able to continuously generate cash from its operations. During the nine month period ending September 30, 2011, the Company generated $1,266,313 of cash flow from its operating activities. During the nine month period ending September 30, 2010, the Company generated $444,116 of cash from its operating activities.

Capital Resources. The Company incurred capital expenditures of $150,616 during the nine month period ended September 30, 2011.

Results of Operations. The Company generated revenues and net income in the nine month periods ended September 30, 2011 and September 30, 2010. The Company currently intends to generate revenue that is sufficient to cover its operating expenses. However, there is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company.

As of September 30, 2011, the Company had an accumulated deficit from inception of approximately $241,591.

As of September 30, 2011, the Company had a working capital deficit of $639, 214. As of September 30, 2011, the Company had approximately $357,693 of cash and cash equivalents available.

Discussion of Period Ended December 31, 2010

The Company generated net revenues of $10,529,484 during the year ended December 31, 2010 compared to net revenues of $5,376,080 during the year ended December 31, 2009. During the year ended December 31, 2010, the Company generated net income of $369,305 and net comprehensive income of $477,426 compared to the ended December 31, 2009, the Company incurred a net loss of $945,377 and a net comprehensive loss of $989,761.

Total operating expenses for the year ended December 31, 2010 were $1,667,154 compared to total operating expenses for the year ended December 31, 2009 were $1,922,606.

Liquidity. The Company was able to continuously generate cash from its operations. During the year ended December 31, 2010, the Company generated $356,109 of cash flow from its operating activities compared to the year ended December 31, 2009, the Company used $535,343 of cash flow from its operating activities.

Capital Resources. The Company incurred capital expenditures of $118,504 during the year ended December 31, 2010 and incurred capital expenditures of $81,270 during the year ended December 31, 2009.

Results of Operations. The Company had net salesl of $10,l529,484 for the year ending December 31, 2010 compared to $5,376,080 for the year ended December 31, 2009.

As of December 31, 2010, the Company had an accumulated deficit from inception of approximately $636,639 compared to an accumulated deficit of $1,166,261 as of December 31, 2009.

Risk Factors

The Company has limited profits to date.

The Company has generated limited profits to date. While the Company has posted revenues on a recurring basis, the Company has shown low profit margins, thus exposing the risk that the Company’s overall profitability is subject to the high expenses associated with its business.

The Company is controlled by one person who also controls companies with which the Company does business which can result in non arm's-length transactions that may not be beneficial to the Company and may put the Company at risk for default.

Dr. Hudec, serves as the Company's sole director and officer and is the controlling shareholder of Forsyma Holdings Limited, the Company's majority shareholder. Dr. Hudec also serves as a director of and is employed as manager by the Company's wholly-owned subsidiary Opera Jet Slovakia. As such Dr. Hudec is in a position to control most matters coming before management of the Company, the board of directors of the Company and the shareholders of the Company.

In addition, Dr. Hudec has a controlling interest in Opera a.s., a holding company formed under the laws of the Slovak Republic ("Opera Holdings") which has several wholly owned subsidiaries. The Company leases three of its jets from Opera Holdings. Because Dr. Hudec controls both the lessee and the lessor such lease arrangements are not effected in arms length transactions and the leasing costs paid by the Company are directly controlled by Dr. Hudec.

In addition, the Company has acted as a guarantor of lease payments to be made by Opera Holdings for a jet leased by Opera Holdings. If Opera Holdings defaults on such lease payments, the Company would be required to make such payments on behalf of Opera Holdings. The Company also provided collateral of $110,000 to a third party guarantor for payments up to$550,000 in the event that Opera Holdings and the Company itself defaults on such lease payments. Thus if Opera Holdings defaults on the lease payments, the Company would be required to pay the lease payments of up to $550,000 and if the Company could not make such payments, it would lose its collateral of $110,000.

The Company’s largest stockholder owns a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

Forsyma Holding Limited, largest stockholder of the Company, is currently owner of approximately 95% of the Company’s outstanding common stock. As such, Forsyma will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their shares of common stock.

The Company has no diversification of management and directors.

The Company only has one executive officer and director, who is the same individual. Accordingly, the Company has no management breadth or depth of its directors, and may suffer adverse consequences from relying on only one individual to serve as its sole officer and director.

No assurance of continued commercial feasibility or success.

Even if the Company can successfully continue to operate its business and offers its flights for sale to the marketplace, there can be no assurance that such flight services will have any commercial advantages. Also, there is no assurance that the services will continue to remain in demand as intended in the marketplace or that the Company’s sales and marketing strategy will continue to be successful.

The Company expects to incur additional expenses and may ultimately never be significantly profitable.

The Company has posted limited profits since its inception, and has accumulated losses in the aggregate since inception. In addition, the Company will need to improve its profit margins and improve its overall expense structure in order to maintain profitability. To become consistently profitable in a significant manner, the Company must successfully market and sell its services, a process that involves many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate significant profits or remain competitive in the marketplace.

If the Company is unable to generate sufficient cash from operations, it may find it necessary to curtail operational activities.

The Company has an extensive business plan hinged on its ability to market and commercialize its service offerings. If the Company is unable to market and/or commercialize its services, then it would not be able to proceed with its business plan or possibly to successfully develop its planned operations at all.

The private aircraft leasing business is seasonal and as such the Company may suffer inconsistent revenue which may make it difficult to make certain payments timely.

The private jet charter business is seasonal in nature. The strongest season is typically in the summer period (April to September), which is caused mostly by the summer holiday season. In addition, the months of December and January, when winter holidays occur, are generally strong. The remainder of the year is usually slower in terms of private jet charter business. Such slow periods may reduce the revenue received by the Company and may impact on its ability to make payment on outstanding financial commitments such as lease or loan payments.

Government regulation could negatively impact the business.

The Company’s services may be subject to various government regulations in the jurisdictions in which they will operate. Due to the potential wide geographic scope of the Company’s operations, the Company could be subject to regulation by political and regulatory entities throughout the world, including various local and municipal agencies and government sub-divisions, and various foreign governments and political subdivisions thereof. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

The Company is subject to foreign currency exchange rate and is at risk for any unfavorable change in such rates.

The Company is subject to foreign currency exchange rate risk because the Company has revenue and expense denominated in foreign currencies, From January 1, 2009, the Euro became the official local currency of the Slovak Republic. Due to the Company providing chartered flight services to many different countries, the Company is using both Euro and US Dollar to facilitate the daily operations from customers around the world. From time to time, the Company will incur currency exchange rate gain or loss because of the difference in exchange rate. The depreciation of the U.S. dollar against the Euro was approximately 7.30%, 5.73%, and 7.40% during 2008, 2010, and for the nine months period ended September 30, 2011 respectively and the appreciation of U.S. dollar against the Euro was approximately 10.22% in 2009. The foreign currency exchange risk fluctuations depend on the overall economic environment in European countries.

The regulations imposed by the government of the Slovak Republic may impact on the Company's licensing to operate aircraft

The Ministry of Transport, Construction and Regional Development of the Slovak Republic established the Slovak Civil Aviation Authority which issued the Air Operator Certificate (AOC) to the Company. Any lack of compliance or deficiencies with regulations may prohibit the Company to provide chartered flight service to customers. The governments in the Slovak Republic may restrict or revoke the Company’s authority to operate flights to or over countries. The Company has the authority to operate flights with no geographical restrictions. However, either the Slovak Republic or foreign governments could limit or restrict the authority to operate flights to or over specified countries due to security concerns, armed conflict, international disputes, or for other reasons. For example, certain foreign governments currently restrict the number of charter flights that can operate to these countries. In light of such restrictions, the Company may not be able to serve customers seeking charter services to or that would require flying over such countries, and the business, financial condition and results of operations of the Company could be adversely affected.

The Company is dependent on technology and on the steady availability of communication and technological systems and any disruption by hacking or equipment failure could severely impact the Company's operations.

The Company is heavily and increasingly dependent, particularly at its operations centers, on technology to operate its business. The computer and communications systems on which the Company relies could be disrupted due to various events, some of which are beyond its control, including natural disasters, power failures, terrorist attacks, equipment failures, software failures and computer viruses and hackers. The Company has taken certain steps to help reduce the risk of some of these potential disruptions. There can be no assurance, however, that the measures the Company has taken are adequate to prevent or remedy disruptions or failures of these systems. Any substantial or repeated failure of these systems could adversely affect the Company’s operations, result in the loss of important data, loss of revenues, and increased costs, and generally harm its business. Moreover, a failure of certain of its vital systems could limit its ability to operate its flights for an extended period of time, which would have a material adverse effect on its business, financial condition and results of operations.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings in which the Company is a party.

Market Price of and Dividends on the Registrant's Common Equity

There is no public market for the Company's stock.

ITEM 3.02 Unregistered Sales of Equity Securities

Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. Such securities were issued pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale.

On February 6, 2012, the Company issued 500,000 shares to Forsyma Holdings Limited in exchange for all 100 shares of Opera Jet a.s. ("Opera Jet Slovakia").

On December 3, 2010, the Company issued 21,000,000 shares of common stock for an aggregate purchase price of $2,050, as set forth below:

Forsyma Holdings Limited	20,000,000
Otto Clark	500,000
Vladimir Ulman	500,000

The shares owned by Valdimir Ulman were transferred to Forsyma Holdings Limited on January 27,2012.

On December 3, 2010, the Company also redeemed an aggregate of 500,000 of its then outstanding shares of common stock at a redemption price of $.0001 per share for an aggregate redemption price of $50. The shares redeemed, and the number of shares still owned by such shareholder, are set forth below,

Name	Shares Redeemed	Shares Still Owned

Tiber Creek Corporation	250,000	250,000
IRAA Fin Serv	250,000	250,000

ITEM 5.06 Change in Shell Company Status

The Company has acquired Opera Jet Slovakia which has a defined business plan, continuous operations and revenues.

ITEM 9.01 Financial Statements and Exhibits

The financial statements for the years ended December 31, 2001 and 2010 and the period ended September 30, 2011 are attached.

Exhibits

2.1	Stock exchange agreement

OPERA JET a.s.

FINANCIAL STATEMENTS

September 30, 2011

OPERA JET a.s.
BALANCE SHEETS

	September 30, 2011	December 31,
	(Unaudited)	2010
ASSETS
Current Assets
Cash	$357,693	$292,467
Accounts receivable, net	1,447,098	648,824
Others receivables	155,140	324,296
Prepaid expense	677,547	295,439
Total current assets	2,637,478	1,561,026
Equipment, net	1,218,831	1,265,287
Deferred taxes	22,705	136,378
Total assets	$3,879,014	$2,962,691

LIABILITIES
Current Liabilities
Accounts payable	$2,059,649	$1,196,136
Accrued liabilities	473,238	245,016
Current portion of loan payable	23,019	-
Current portion of obligations under capital lease	286,544	216,073
Deferred revenue	331,480	124,765
Taxes payable	11,000	-
Related party payable	102,762	1,249,733
Total current liabilities	3,287,692	3,031,723

Long term portion of loan payable	58,434	-
Obligations under capital lease, net of current portion	238,314	407,044
Other long term liabilities	162,024	160,563
TOTAL LIABILITIES	3,746,464	3,599,330

STOCKHOLDERS' EQUITY (DEFICIT)
Registered capital	61,940	61,940
Restricted retained earnings	11,899	11,899
Accumulated other comprehensive income	8,484	63,234
Additional paid in capital	291,818	-
Accumulated deficit	(241,591)	(773,712)
Total stockholders' equity (deficit)	132,550	(636,639)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$3,879,014	$2,962,691

The accompanying notes are an integral part of these financial statements.

3

OPERA JET a.s.
STATEMENTS OF OPERATIONS
(Unaudited)

	Nine months ended
	September 30,
	2011	2010

Revenues, net	$15,124,184	$7,362,513
Cost of sales	12,652,586	5,343,546
Gross profit	2,471,598	2,018,968

Operating expenses:
Salaries and benefits	320,010	247,243
General and administrative expenses	1,415,850	824,961
Total operating expenses	1,735,860	1,072,204

Operating income	735,738	946,764

Currency exchange gain and loss, net	(16,158)	71,671
Interest expense, net	95,102	87,250
Total other expenses	78,944	158,921

Income before taxes	656,794	787,843

Income taxes	124,673	149,000

Net income	$532,121	$638,843

Other comprehensive income:
Foreign currency translation adjustment	(54,750)	70,600

Net comprehensive income	$477,371	$709,443

The accompanying notes are an integral part of these financial statements.

4

OPERA JET a.s.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

			Accumulated
		Restricted	Other	Additional
	Registered	Retained	Comprehensive	Paid In	Accumulated
	Capital	Earnings	Income (Loss)	Capital	Deficit	Total
Balance at December 31, 2008	$9,744	$256	$(503)	$-	$(185,997)	$(176,500)
Foreign currency translation	-	-	(44,384)	-	-	(44,384)
Surplus allocation	-	-	-	-	-	-
Net income	-	-	-	-	(945,377)	(945,377)
Balance at December 31, 2009	$9,744	$256	$(44,887)	$-	$(1,131,374)	$(1,166,261)

Foreign currency translation	-	-	108,121	-	-	108,121
Net income	-	-	-	-	369,305	369,305
Surplus allocation	-	11,643	-	-	(11,643)	-
Paid in capital	52,196	-	-	-	-	52,196
Balance at December 31, 2010	$61,940	$11,899	$63,234	$-	$(773,712)	$(636,639)

Foreign currency translation	-	-	(54,750)	-	-	(54,750)
Surplus allocation	-	-	-	-	-	-
Capital contribution	-	-	-	291,818	-	291,818
Net income	-	-	-	-	532,121	532,121
Balance at September 30, 2011 (Unaudited)	$61,940	$11,899	$8,484	$291,818	$(241,591)	$132,550

The accompanying notes are an integral part of these financial statements.

5

OPERA JET a.s.
STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended
	September 30,
	2011	2010
	USD	USD
Operating Activities
Net income	$532,121	$638,843

Adjustments to reconcile net income (loss) to cash flows from (used in) operating activities:

Depreciation and amortization	286,282	219,950
Provision for bad debts	(25,051)	(64,644)
Changes in operating assets and liabilities:
Accounts receivable	(807,775)	(101,876)
Other receivables	169,156	(231,654)
Prepaid expense	(382,108)	(270,663)
Deferred taxes	131,419	149,000
Accounts payable	893,880	(26,296)
Taxes payable	11,000	-
Accrued liabilities	237,036	(56,975)
Deferred revenue	218,892	187,298
Other long term liabilities	1,461	1,135
Cash flows provided by operating activities	1,266,313	444,116

Investing Activities
Purchase of equipment	(150,616)	(92,572)
Cash flows provided by (used in) investing activities	(150,616)	(92,572)

Financing Activities
Increase in registered capital	-	52,196
Repayment to related party	(933,087)	(229,416)
Payment of loan payable	(7,757)	217,276
Payment under capital lease obligation	(110,130)	(161,955)
Cash flows (used in) financing activities	(1,050,974)	(121,899)

Effect of change in exchange rate on cash	503	(5,882)
Change in cash during period	65,226	223,763

Cash, beginning of period	292,467	245,048
Cash, end of period	$357,693	$468,811

Supplemental disclosure of cash flow information:
Non cash capital contribution	$291,818	$-
Cash paid for interest	$48,442	$64,014

The accompanying notes are an integral part of these financial statements

6

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – BUSINESS Organization and description

Opera Jet a.s. (the “Company”) was originally organized by a private individual as Air Carpatia Services, s.r.o. in Bratislava, Slovak Republic on July 4, 2006 as a private limited liability company with authorized share capital of €6,640 Euro. On February 25, 2008, Air Carpatia, s.r.o. and Opera a.s., each purchased 50% of the Company from the individual owner. On February 26, 2008, Air Carpatia Services s.r.o. changed its name to “Opera Jet s.r.o.” On February 17, 2009, Opera a.s., one of the largest land owners in Slovak Republic and other countries of Central Europe, purchased the remaining 50% from Air Carpatia, s.r.o and we became a 100% owned subsidiary of Opera a.s. On January 1, 2011, Opera Jet s.r.o. changed its legal form to Opera Jet a.s. as a joint stock company.

The Company is principally a fixed base operation (“FBO”) that operates private jets and provide air transportation services to high net worth customers. Currently, the core business is to provide personal jet’s services at reasonable price with excellent quality of service. Most of the flights are operated in Europe, but are not limited to Russia and some Middle East countries. The Company leases private jets from related parties and non-related parties. Beginning in 2010, the Company expanded the business by managing private jets for individuals and also sold flights to outside customers with the consent of the owners.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The financial statements and accompanying notes are prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Foreign currencies

Assets and liabilities recorded in foreign currencies are translated at the exchange rate on the balance sheet date. Revenue and expenses are translated at average rates of exchange prevailing during the year. Translation adjustments resulting from this process are recorded to other comprehensive income (“OCI”).

Concentrations of risks

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, trade receivables and advances to suppliers. As of September 30, 2011 and December 31, 2010, all of the Company's cash and cash equivalents were held by major financial institutions located in the Slovak Republic, which management believes are of high credit quality. With respect to trade receivables, the Company extends credit based on evaluations of the customers' and suppliers' financial positions and business history with the Company. The Company generally requires prepayments serving as collateral down payments for customers, and generally no collateral for suppliers.

7

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

Concentration of customers

During the reporting periods, there were no customers representing 10% or more of the Company’s sales.

Concentration of suppliers

During the reporting periods, there were no suppliers representing 10% or more of the Company’s purchase.

Currency convertibility risk

The currency of the Slovak Republic, Slovak Crown (SKK), was no longer the official local currency after December 31, 2008. The Company transacts all of its business in Euro and US Dollar (“EUR and USD”) after December 31, 2008. There is no foreign exchange control in Slovak Republic. Since Euro and US Dollar are freely traded and widely accepted as medium of exchange, the currency convertibility risk is minimal.

Foreign currency exchange rate risk

We are subject to foreign currency exchange rate risk because we have revenue and expense denominated in foreign currencies, From January 1, 2009, the Euro became the official local currency of the Slovak Republic. Due to the Company providing chartered flight services to many different countries, the Company is using both Euro and US Dollar to facilitate the daily operations from customers around the world. From time to time, the Company will incur currency exchange rate gain or loss because of the difference in exchange rate. The depreciation of the U.S. dollar against the Euro was approximately 7.30%, 5.73%, and 7.40% during 2008, 2010, and for the nine months period ended September 30, 2011 respectively and the appreciation of U.S. dollar against the Euro was approximately 10.22% in 2009. The foreign currency exchange risk fluctuations depend on the overall economic environment in European countries.

Regulatory Matters

The Ministry of Transport, Construction and Regional Development of the Slovak Republic established the Slovak Civil Aviation Authority which issued the Air Operator Certificate (AOC) to the Company. Any lack of compliance or deficiencies with regulations may prohibit the Company to provide chartered flight service to customers. The governments in the Slovak Republic may restrict or revoke our authority to operate flights to or over countries. We have the authority to operate flights with no geographical restrictions. However, either the Slovak Republic or foreign governments could limit or restrict our authority to operate flights to or over specified countries due to security concerns, armed conflict, international disputes, or for other reasons. For example, certain foreign governments currently restrict the number of charter flights that can operate to these countries. In light of such restrictions, we may not be able to serve customers seeking charter services to or that would require flying over such countries, and our business, financial condition and results of operations could be adversely affected.

8

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

Technologies

We are heavily and increasingly dependent, particularly at our operations centers, on technology to operate our business. The computer and communications systems on which we rely could be disrupted due to various events, some of which are beyond our control, including natural disasters, power failures, terrorist attacks, equipment failures, software failures and computer viruses and hackers. We have taken certain steps to help reduce the risk of some of these potential disruptions. There can be no assurance, however, that the measures we have taken are adequate to prevent or remedy disruptions or failures of these systems. Any substantial or repeated failure of these systems could adversely affect our operations, result in the loss of important data, loss of revenues, and increased costs, and generally harm our business. Moreover, a failure of certain of our vital systems could limit our ability to operate our flights for an extended period of time, which would have a material adverse effect on our business, financial condition and results of operations.

Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other highly liquid investments with initial maturities of three months or less. As of September 30, 2011 and December 31, 2010, all cash and cash equivalents were denominated in EUR and USD and were placed with high quality banks in the Slovak Republic. As of September 30, 2011 and December 31, 2010, the Company did not have any cash equivalents.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are carried at their estimated collectible amounts. The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. We determine the allowance based on known troubled accounts, historical experience, and other currently available evidence. Activity in the allowance for doubtful accounts was as follows:

	September 30, 2011	December 31, 2010
Balance, beginning of year	$155,156	$69,008
Charged to costs and other	(25,051)	86,148
Write-offs	-	-
Balance, end of year	$130,105	$155,156

Equipment

Equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Depreciation is provided on a straight-line basis over the assets estimated useful lives. The useful lives are as follows: office equipment 3 to 6 years; vehicles 3 to 6 years; aviation simulators 4 to 8 years; aviation software 1 to 5 years; leasehold improvements 20 years. Maintenance or repairs are charged to expense as incurred. Upon sale or disposition, the historically recorded asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to other income / expense.

9

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

Impairment of long-lived assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate their net book value may not be recoverable. When these events occur, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. We currently believe there is no impairment of our long-lived assets as of September 30, 2011 and December 31, 2010. There can be no assurance, however, that market conditions will not change or demand for the Company’s products and services will continue. Either of these could result in the future impairment of long-lived assets.

Revenue recognition

We recognize revenue from services rendered when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability is reasonably assured. Cancellations of flights, refunds, or credit notes require approval from senior management and are on a case-by-case basis. Historically, returns and exchanges have been insignificant.

All revenues recognized in 2009 were from flights provided with jets leased and operated by the Company. In late 2010 and 2011, the Company also began managing jets for individual owners. The Company receives a fixed monthly management fee from the owners and usually keeps 10% of the revenues derived from selling flights to outside customers with the consent of the owner. All direct and indirect costs incurred are reimbursed by the owners.

We are required to charge certain taxes and fees to our passengers when travelling within the Slovak Republic. Because we are not entitled to retain these taxes and fees, we do not include such amounts in passenger revenue. We record a liability when the amounts are collected and reduce the liability when payments are made to the applicable government agency or operating carrier.

Leases

The Company leases two aviation simulators under capital leases expiring in various years through 2013. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over the lower of their related lease terms or their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense for the nine months period in 2011 and 2010.

The company leases three private jets from the its parent company and one private jets from third party under operating lease expiring in 2015. Rental expense for operating lease, which is recorded on a straight-line basis over the life of the lease term, totaled $817,509 and $560,581 for the nine months period ended September 30, 2011 and 2010, respectively.

10

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

Cost of sales

Cost of sales consists primarily of fuels, landing fees, daily repair and maintenance on jets, lease costs on jets, direct wages of pilots, and related costs in operations, which are directly attributable to the charter flight services.

Advertising costs

We expense advertising costs as other selling expenses in the year incurred. Advertising expense was $53,412 and $22,532 for the nine months periods ended September 30, 2011 and 2010, respectively.

Salaries and benefits

Salaries and benefits mainly consist of administrative level salaries and benefits not associated with the direct costs of production. For the nine month period ended September 30, 2011 and 2010, salaries and benefits amounted to $320,010 and $247,243, respectively.

General and administrative expenses

General and administrative expenses consist of office expenses, accounting and consulting fees, office rent, insurance, business licenses and agency fees. For the nine month period ended September 30, 2011 and 2010, general and administrative expenses amounted to $1,415,850 and $824,961, respectively.

Fuel Cards Guarantee

The Company received letter of credit from the banks for all fuel credit cards. The letter of credit on the fuel credit cards as of September 30, 2011 and December 31, 2010 are $62,872 and $88,362, respectively.

Income taxes

We have implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.  We adopted the provisions of ASC 740 and have analyzed filing positions in Slovak Republic jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions.  We have identified the Slovak Republic as our "major" tax jurisdiction.  Generally, we remain subject to Slovak Republic examination of our income tax returns.

We believe that our income tax filing positions and deductions will be sustained by an audit and do not anticipate any adjustments that will result in a material change to our financial position.  Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.  In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740.  Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Our tax provision for interim periods is determined using an estimate of our annual effective tax rate based on rates established within the Slovak Republic and, adjusted for discrete items, if any, that are taken into account in the relevant period. Each year we update our estimate of the annual effective tax rate, and if our estimated tax rate changes, we make a cumulative adjustment. Since our Company is at development stage and have losses in early years of operations, we have accumulated prior year losses that will offset against future net income. Taxes payable as of September 30, 2011 and December 31, 2010 were $11,118 and zero, respectively.

11

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

Comprehensive income (loss)

Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220, Comprehensive Income requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For the years presented, the Company’s comprehensive income (loss) includes net income (loss) and foreign currency translation adjustments and is presented in the statements of changes in operations.

Fair value of financial instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities. These financial instruments are measured at their respective fair values.

For fair value measurement, U.S. GAAP establishes a three-tier hierarchy which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1 — observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — include other inputs that are directly or indirectly observable in the marketplace.

Level 3 — unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The Company’s cash and cash equivalents are classified within Level 1 using quoted prices.

The carrying value of accounts receivable, accounts payable and accrued liabilities approximates their fair value due to their short-term maturities.

Foreign currency translation

The Company’s reporting currency is the U.S. dollar. The functional currency of the Company is the local currency, the Euro (EUR). The financial statements of the Company are translated into U. S. dollars in accordance with ASC 830, Foreign Currency Matters, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for equity. Translation adjustments resulting from translating the Company’s financial statements into U.S. dollars are included in comprehensive income. The exchange rates in effect as of September 30, 2011 and December 31, 2010 were EUR €1.00 for USD $1.3503 and USD $1.3362, respectively. The average exchange rates for the nine month period ended September 30, 2011 and 2010 were EUR €1.00 for USD $1.4185 and USD $1.3140, respectively. At September 30, 2011 and December 31, 2010, the cumulative translation adjustments of $8,484 and $63,234, respectively, were classified as an item of accumulated other comprehensive income / (loss) in the stockholders’ equity section of the balance sheets. There was no significant fluctuation in exchange rate for the conversion of Euro to United States dollars after the most recent balance sheet date. For the nine month periods ended September 30, 2011 and 2010, the foreign currency translation adjustment to other comprehensive income / (loss) was ($54,750) and $70,600, respectively.

12

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

Off-balance sheet arrangements

The company does not have any off-balance sheet arrangements.

NOTE 3 – RECENTLY ISSUED AND ADOPTED ACCOUNTING PRONOUCEMENTS

In May 2011, the FASB issued a new accounting standard on fair value measurements that clarifies the application of existing guidance and disclosure requirements, changes certain fair value measurement principles and requires additional disclosures about fair value measurements. The standard is effective for interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. We do not expect the adoption of this accounting guidance to have a material impact on its financial statements and related disclosures.

In June 2011, the FASB issued new guidance on the presentation of comprehensive income. The new guidance allows an entity to present components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in stockholders’ equity. While the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income from that of current accounting guidance. This new guidance is effective for fiscal years and interim periods beginning after December 15, 2011. Upon adoption, the Company will present its financial statements under this new guidance. We do not expect the adoption of this accounting guidance to have a material impact on its financial statements and related disclosures.

NOTE 4 – ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

	September 30, 2011	December 31, 2010
Accounts receivable	$1,577,203	$803,980
Less: allowance for bad debt	(130,105)	(155,156)

	$1,447,098	$648,824

13

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

NOTE 5 – OTHE RECEIVABLE

Other receivables consisted of the following:

	September 30, 2011	December 31, 2010
VAT tax receivable	$109,962	$71,340
Employee advance	45,178	32,287
Insurance reimbursement	-	220,669

	$155,140	$324,296

On October 7, 2010, one of the leased jet’s engines was damaged by a bird. The insurance company reimbursed the repair costs to the leasing company. The Company was reimbursed by the leasing company for the repair costs of USD $220,669 during the nine months period ended September 30, 2011.

NOTE 6 – PREPAID EXPENSE

Prepaid expense consisted of the following:

	September 30, 2011	December 31, 2010
Prepaid rental	$85,090	$224,010
Prepaid insurance	19,868	15,449
Deposits	108,707	-
Other prepaids	463,882	55,980
	$677,547	$295,439

The Company leases one of its jets from LBG style s.r.o. on a variable interest rate lease. Because of the significant decrease in interest rate in 2009 and 2010, the Company negotiated with LBG style s.r.o. for a lower lease payment amount. The overpayment from 2009 and 2010 will be used as an offset against the principal payments in 2011. The Company recorded this overpayment under the other prepaid expense account.

14

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

NOTE 7 –EQUIPMENT, NET

Equipment consisted of the following:

	September 30, 2011	December 31, 2010
Property held under capital lease:
Aviation simulators	$1,429,876	$1,402,919
Vehicles	-	50,502
Computer and equipment	312,187	221,002
Vehicles	219,719	75,070
Furniture and fixtures	12,584	12,452
Leasehold improvements	177,277	149,872
	2,151,643	1,911,818
Less: accumulated depreciation	(932,812)	(646,530)
	1,218,831	1,265,288

Accumulated depreciation	September 30, 2011	December 31, 2010
Non capital lease	$324,136	$168,361
Capital lease	608,676	478,169
	$932,812	$646,530

During the nine months ended September 30, 2011 and 2010, depreciation expense was $286,282 and $219,950, respectively.

NOTE 8 – ACCRUED LIABILITIES

Accrued liabilities consisted of the following:

	September 30, 2011	December 31, 2010
Deposit from customer	$339,656	$91,833
Accrued payroll expense	29,330	21,475
Accrued payroll tax	25,302	12,103
Salary withholding tax	6,091	2,386
Reserve legal holidays	4,817	12,061
Reserve for services	60,327	65,256
Reserve for litigation	7,715	39,902

	$473,238	$245,016

15

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

NOTE 9 – RELATED PARTIES

a)	Related parties:

Name of related parties	Relationship with the Company

Forsyma Holdings Limited	Parent Company, 100% owned Opera Jet a.s.

b)	The Company has the following related party transactions for the nine months period ended September 30, 2011 and December 31, 2010:

	September 30, 2011	December 31, 2010
Due to Opera a.s.	$61,851	$1,117,227
Accounts payable to Opera a.s.	40,911	123,810
Due to officers	$-	$8,696

Total related party payables	$102,762	$1,249,733

The loans from Opera a.s. bear annual interest rates of 2% and have specific maturity dates. The parent Company may extend the loans to Opera Jet a.s. based on the needs and liquidity of the Company.

Opera a.s. (the former parent Company) sold 100% of Opera Jet a.s. shares to Forsyma Holdings Limited on June 20, 2011. Opera a.s. had assigned some of the loans owed by Opera Jet a.s. to Forsyma Holdings Limited and immediately release these liability and increased the additional paid in capital of Opera Jet a.s. by the loan amount of Euro$291,818 as of June 20, 2011.

The Company leases three jets from its parent company. The leases are classified as operating leases and the total lease expense of the three jets for the nine month period ended September 30, 2011 and 2010 were $76,600 and $70,958.

NOTE 10 – OTHER LONG TERM LIABILITIES

Other long term liabilities consisted of the following:

	September 30, 2011	December 31, 2010
Deposit from LBG	$150,000	$150,000
Other long term liabilities	70,459	10,563
	$220,458	$160,563

16

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

NOTE 11 – STOCKHOLDERS’ DEFICIT

Upon establishing the Company in 2006, the Slovak Republic government required capitalization of the Company totaling EUR 6,640, which remained the same since the date of inception of the Company through March 22, 2010. On February 15, 2010, the Company increased its registered capital to Euro 45,000. The registered capital balance translated to the USD reporting currency as of September 30, 2011 and December 31, 2010 was $61,940.

According to Slovak Republic regulations, 5% of the current year’s after tax net income must be retained. The amounts are classified as restricted retained earnings as of September 30, 2011 and December 31, 2010. As of September 30, 2011 and December 31, 2010, the restricted retained earnings are both $11,899.

On March 15, 2011, Opera a.s (the parent Company) sold Opera Jet a.s. to Forsyma Holdings Limited, which is a Company established by the Chairman of Opera Jet a.s. In addition, Opera a.s. sold $291,818 (equivalent to €205,000) receivables to Forsyma Holdings Limited and had released their right on the collection afterwards. Opera Jet a.s. recorded the release of this related party payable as additional paid in capital in 2011.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Customer commitments

At September 30, 2011 and December 31, 2010, we have outstanding amounts owed to our customers of $331,480 and $124,765, respectively which represents deposits paid by customers for in-process sales contracts.

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions. We estimate the range of liability related to any pending litigation where the amount and range of loss can be estimated. We record our best estimate of a loss when the loss is considered probable. Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

In 2010, the Company lost a lawsuit against a former director of Air Carpatia Services. The former director sued the Company for his wages before Opera a.s. became a shareholder of Opera Jet a.s. The Company knew this litigation risk when they take over Opera Jet a.s. The Company settled the full amount of $39,902 and was accrued in the financial statement in 2010. This amount was paid in February of 2011.

Lease obligations

The Company leases aviation simulators, vehicles, two private jets from third party, and three private jets from its parent company. Amounts due under capital lease are recorded as liabilities on our Balance Sheets. Assets acquired under capital leases are recorded as property and equipment on our Balance Sheets. Amortization of assets recorded under capital leases is included in depreciation and amortization expense on our Statements of Operations.

17

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

The following tables summarize, as of September 30, 2011, our minimum rental commitments under capital leases and non-cancelable operating leases with initial or remaining terms in excess of one year:

Capital leases:

Year	Amount

2011	$133,081
2012	295,294
2013	224,875
Total minimum lease payments	653,250
Less: amount of lease payments representing interest and VAT	(128,392)
Present value of future minimum capital lease payments	524,858
less: current obligations under capital leases	(286,544)
Long-term capital lease obligations	$238,314

Operating leases:

Year	Amount

2011	$271,275
2012	605,100
2013	605,100
2014	605,100
2015	478,131
Thereafter	16,204
Total minimum lease payments	$2,580,910

The Company leases their office and parking facilities on a month to month basis. The Company can withdraw from the operating lease agreement on their office and parking facilities by giving three months termination notice. The total lease expense on the office and parking facilities for the nine months ended September 30, 2011 and 2010 was $44,687 and $48,178, respectively.

Loan Payable

In 2011, the Company acquired three new vehicles under financing agreement. The following tables summarize, as of September 30, 2011, our minimum financing commitments under loan payable with initial or remaining terms in excess of one year:

18

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

Year	Amount

2011	$6,972
2012	27,887
2013	27,887
2014	21,296
2015	7,231
Total minimum loan payments	91,273
Less: amount of payments representing interest	(9,820)
Present value of future minimum loan payments	81,453
less: current portion of loan payable	(23,019)
Long-term portion loan payable	$58,434

NOTE 13 – INCOME TAXES

Slovak Republic generally assessed a flat rate of 19% on corporation income tax.

The components of the provision for deferred taxes consist of the follow:

	9/30/2011	12/31/2010
Deferred tax assets:
Allowance for bad debts	$30,631	$30,631
Other current liabilities	14,115	14,115
Net operating loss carry forward	-	113,673
Total deferred tax assets	44,746	158,419

Deferred tax liabilities:
Fixed assets	22,041	22,041
Total deferred tax liabilities	22,041	22,041

Net deferred tax assets/liabilities	$22,705	$136,378

The Slovak Republic income tax returns for fiscal year 2004 through fiscal year 2010 remain open for examination.

There is no need for the Company to accrue interest or penalty associated with the uncertain tax positions, and, accordingly, no such accruals have been made in the Company’s financial statements.

The Slovak Republic tax law provides a 7 years statute of limitation and the Company’s income tax returns are subject to examination by tax authorities during that period. All penalties and interest are expensed as incurred. For the years ended December 31, 2010 and 2009, there were no penalties and interest.

19

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

NOTE 14 – GUARANTOR COMMITMENT

The Company had signed an agreement with Deutsche leasing company in September, 2011 as a guarantor of a leasing jet leased by the Parent Company. The jet was originally guaranteed by the parent Company with a cash deposit of $550,000. Opera Jet a.s. has guaranteed to pay the leasing fees if the parent Company is in default of leasing payments up to $550,000. In, October 2011, Slovak Ex-Im bank has guaranteed to the Deutsche leasing company if Opera a.s. and Opera Jet a.s. are both default in leasing payments, they will pay for the leasing amount owed to Deutsche leasing company. The Company paid $110,000 as collateral on the leasing guarantee.

NOTE 15 – SUBSEQUENT EVENTS

In preparing these financial statements, we have evaluated events and transactions for potential recognition or disclosure through January 31, 2011, the date the financial statements were available to be issued.

20

OPERA JET a.s.

FINANCIAL STATEMENTS

December 31, 2010 and 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

OPERA JET a.s.

We have audited the accompanying balance sheets of Opera Jet a.s. (the “Company”) as of December 31, 2010 and 2009, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to the above present fairly, in all material respects, the financial position of Opera Jet a.s. as of December 31, 2010 and 2009, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Newport Beach, California

January 31, 2012

OPERA JET a.s.
BALANCE SHEETS

	December 31,	December 31,
	2010	2009
ASSETS
Current Assets
Cash	$292,467	$245,048
Accounts receivable, net	648,824	247,443
Others receivables	324,296	81,143
Prepaid expense	295,439	184,065
Total current assets	1,561,026	757,699

Equipment, net	1,265,287	1,587,851
Deferred taxes	136,378	258,985

Total assets	$2,962,691	$2,604,535

LIABILITIES
Current Liabilities
Accounts payable	$1,196,136	$1,059,754
Accrued liabilities	245,016	215,566
Current portion of obligations under capital lease	216,073	232,946
Deferred revenue	124,765	68,292
Related party payable	1,249,733	1,354,553
Total current liabilities	3,031,723	2,931,111

Obligations under capital lease, net of current portion	407,044	680,414
Other long term liabilities	160,563	159,271
TOTAL LIABILITIES	3,599,330	3,770,796

STOCKHOLDERS' DEFICIT
Registered capital	$61,940	$9,744
Restricted retained earnings	11,899	256
Accumulated other comprehensive income (loss)	63,234	(44,887)
Accumulated deficit	(773,712)	(1,131,374)
Total stockholders' deficit	(636,639)	(1,166,261)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,962,691	$2,604,535

The accompanying notes are an integral part of these financial statements.

2

OPERA JET a.s.
STATEMENTS OF OPERATIONS

	For the years ended
	December 31,
	2010	2009

Revenues, net	$10,529,484	$5,376,080
Cost of sales	8,140,486	4,580,114
Gross profit	2,388,998	795,966

Operating expenses:
Salaries and benefits	411,485	663,093
General and administrative expenses	1,255,669	1,259,513
Total operating expenses	1,667,154	1,922,606

Operating income	721,844	(1,126,640)

Currency exchange gain and loss, net	115,796	(45,429)
Loss on disposal of equipment	231	1,810
Interest expense, net	113,905	121,341
Total other expenses	229,932	77,722

Income before taxes	491,912	(1,204,362)

Income taxes expense (benefit)	122,607	(258,985)

Net income (loss)	$369,305	$(945,377)

Other comprehensive income (loss)
Foreign currency translation adjustment	108,121	(44,384)

Net comprehensive income (loss)	$477,426	$(989,761)

The accompanying notes are an integral part of these financial statements.

3

OPERA JET a.s.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

			Accumulated
		Restricted	Other	Accumulated
	Registered	Retained	Comprehensive	Earnings
	Capital	Earnings	Income (Loss)	(Deficit)	Total
Balance at December 31, 2008	$9,744	$256	$(503)	$(185,997)	$(176,500)
Foreign currency translation	-	-	(44,384)	-	(44,384)
Surplus allocation	-	-	-	-	-
Net income	-	-	-	(945,377)	(945,377)
Balance at December 31, 2009	$9,744	$256	$(44,887)	$(1,131,374)	$(1,166,261)

Foreign currency translation	-	-	108,121	-	108,121
Net income	-	-	-	369,305	369,305
Surplus allocation	-	11,643	-	(11,643)	-
Paid in capital	52,196	-	-	-	52,196
Balance at December 31, 2010	$61,940	$11,899	$63,234	$(773,712)	$(636,639)

The accompanying notes are an integral part of these financial statements.

4

OPERA JET a.s.

STATEMENTS OF CASH FLOWS

	For the years ended
	December 31,
	2010	2009
	USD	USD
Operating Activities
Net income (loss)	$369,305	$(945,377)

Adjustments to reconcile net income (loss) to cash flows from (used in) operating activities:

Depreciation and amortization	319,744	291,345
Loss on sale of equipment	231	-
Provision for bad debts	86,148	69,008
Changes in operating assets and liabilities:
Accounts receivable	(487,529)	563,887
Other receivables	(243,153)	69,990
Prepaid expense	(111,374)	(19,576)
Deferred taxes	122,607	(258,985)
Accounts payable	210,708	(217,207)
Accrued liabilities	29,450	(207,718)
Deferred revenue	58,680	(32,596)
Other long term liabilities	1,292	151,886
Cash flows provided by (used in) operating activities	356,109	(535,343)

Investing Activities
Purchase of equipment	(118,504)	(81,270)
Sale of equipment	4,187
Cash flows provided by (used in) investing activities	(114,317)	(81,270)

Financing Activities
Increase in registered capital	52,196	-
Repayment from related party		104,320
Borrowing from related party	243,810	1,108,327
Repayment to related party	(250,389)	(280,073)
Payment under capital lease obligation	(221,454)	(223,169)
Cash flows provided by (used in) financing activities	(175,837)	709,404

Effect of change in exchange rate on cash	(18,536)	7,992
Change in cash during the period	47,419	100,783

Cash, beginning of year	245,048	144,265
Cash, end of year	$292,467	$245,048

Supplemental disclosure of cash flow information:
Cash paid for interest	$80,999	$101,782

Schedule of non cash investing and financing activities
Property acquired under capital lease: Assets	$-	$821,201
Property acquired under capital lease: Liabilities	$-	$821,201

The accompanying notes are a n integral part of these financial statements.

5

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – BUSINESS Organization and description

Opera Jet a.s. (the “Company”) was originally organized by a private individual as Air Carpatia Services, s.r.o. in Bratislava, Slovak Republic on July 4, 2006 as a private limited liability company with authorized share capital of €6,640 Euro. On February 25, 2008, Air Carpatia, s.r.o. and Opera a.s., each purchased 50% of the Company from the individual owner. On February 26, 2008, Air Carpatia Services s.r.o. changed its name to “Opera Jet s.r.o.” On February 17, 2009, Opera a.s., one of the largest land owners in Slovak Republic and other countries of Central Europe, purchased the remaining 50% from Air Carpatia, s.r.o and we became a 100% owned subsidiary of Opera a.s. On January 1, 2011, Opera Jet s.r.o. changed its legal form to Opera Jet a.s. as a joint stock company.

The Company is principally a fixed base operation (“FBO”) that operates private jets and provide air transportation services to high net worth customers. Currently, the core business is to provide personal jet’s services at reasonable price with excellent quality of service. Most of the flights are operated in Europe, but are not limited to Russia and some Middle East countries. The Company leases private jets from related parties and non-related parties. Beginning in 2010, the Company expanded the business by managing private jets for individuals and also sold flights to outside customers with the consent of the owners.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The financial statements and accompanying notes are prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Foreign currencies

Assets and liabilities recorded in foreign currencies are translated at the exchange rate on the balance sheet date. Revenue and expenses are translated at average rates of exchange prevailing during the year. Translation adjustments resulting from this process are recorded to other comprehensive income (“OCI”).

Concentrations of risks

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, trade receivables and advances to suppliers. As of December 31, 2010, all of the Company's cash and cash equivalents were held by major financial institutions located in the Slovak Republic, which management believes are of high credit quality. With respect to trade receivables, the Company extends credit based on evaluations of the customers' and suppliers' financial positions and business history with the Company. The Company generally requires prepayments serving as collateral down payments for customers, and generally no collateral for suppliers.

6

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

Concentration of customers

During the reporting period, customers representing 10% or more of the Company's sales were as follows:

	Year ended December 31,
	2010	2009

Sazuka a.s., Bellusov	$332,399	$-

The following customers represented 10% or more of the Company's trade receivables as of December 31:

	2010	2009

Private line, s.r.o.	$90,290	$-
Sazuka a.s., Bellusov	55,865	-
Svs Group Corporation	51,272	-
Seagle Air a.s.,Jile	-	23,671

Concentration of suppliers

During the reporting periods, there were no suppliers representing 10% or more of the Company’s purchase.

Currency convertibility risk

The currency of Slovak Republic, Slovak Crown (SKK), was no longer the official local currency after December 31, 2008. The Company transacts all of its business in Euro and US Dollar (“EUR and USD”) after December 31, 2008. There is no foreign exchange control in Slovak Republic. Since Euro and US Dollar are freely traded and widely accepted as medium of exchange, the currency convertibility risk is minimal.

Foreign currency exchange rate risk

We are subject to foreign currency exchange rate risk because we have revenue and expense denominated in foreign currencies, From January 1, 2009, the Euro became the official local currency of the Slovak Republic. Due to the Company providing chartered flight services to many different countries, the Company is using both Euro and US Dollar to facilitate the daily operations from customers around the world. From time to time, the Company will incur currency exchange rate gain or loss because of the difference in exchange rate. The depreciation of the U.S. dollar against the Euro was approximately 7.30% and 5.73% during 2008 and 2010, respectively and the appreciation of U.S. dollar against the Euro was approximately 10.22% in 2009. The foreign currency exchange risk fluctuations depend on the overall economic environment in European countries.

7

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

Regulatory Matters

The Ministry of Transport, Construction and Regional Development of the Slovak Republic established the Slovak Civil Aviation Authority which issued the Air Operator Certificate (AOC) to the Company. Any lack of compliance or deficiencies with regulations may prohibit the Company to provide chartered flight service to customers. The governments in the Slovak Republic may restrict or revoke our authority to operate flights to or over countries. We have the authority to operate flights with no geographical restrictions. However, either the Slovak Republic or foreign governments could limit or restrict our authority to operate flights to or over specified countries due to security concerns, armed conflict, international disputes, or for other reasons. For example, certain foreign governments currently restrict the number of charter flights that can operate to these countries. In light of such restrictions, we may not be able to serve customers seeking charter services to or that would require flying over such countries, and our business, financial condition and results of operations could be adversely affected.

Technologies

We are heavily and increasingly dependent, particularly at our operations centers, on technology to operate our business. The computer and communications systems on which we rely could be disrupted due to various events, some of which are beyond our control, including natural disasters, power failures, terrorist attacks, equipment failures, software failures and computer viruses and hackers. We have taken certain steps to help reduce the risk of some of these potential disruptions. There can be no assurance, however, that the measures we have taken are adequate to prevent or remedy disruptions or failures of these systems. Any substantial or repeated failure of these systems could adversely affect our operations, result in the loss of important data, loss of revenues, and increased costs, and generally harm our business. Moreover, a failure of certain of our vital systems could limit our ability to operate our flights for an extended period of time, which would have a material adverse effect on our business, financial condition and results of operations.

Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other highly liquid investments with initial maturities of three months or less. As of December 31, 2010 and 2009, all cash and cash equivalents were denominated in EUR and USD and were placed with high quality banks in the Slovak Republic. As of December 31, 2010 and 2009, the Company did not have any cash equivalents.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are carried at their estimated collectible amounts. The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. We determine the allowance based on known troubled accounts, historical experience, and other currently available evidence. Activity in the allowance for doubtful accounts was as follows:

8

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

Allowance for doubtful accounts consisted of the following at December 31:

	2010	2009
Balance, beginning of year	$69,008	$-
Charged to costs and other	86,148	69,008
Write-offs	-	-
Balance, end of year	$155,156	$69,008

Equipment

Equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Depreciation is provided on a straight-line basis over the assets' estimated useful lives. The useful lives are as follows: office equipment 3 to 6 years; vehicles 3 to 6 years; aviation simulators 4 to 8 years; aviation software 1 to 5 years; leasehold improvements 20 years. Maintenance or repairs are charged to expense as incurred. Upon sale or disposition, the historically recorded asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to other income / expense.

Impairment of long-lived assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate their net book value may not be recoverable. When these events occur, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. We currently believe there is no impairment of our long-lived assets as of December 31, 2010 and 2009. There can be no assurance, however, that market conditions will not change or demand for the Company’s products and services will continue. Either of these could result in the future impairment of long-lived assets.

Revenue recognition

We recognize revenue from services rendered when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability is reasonably assured. Cancellations of flights, refunds, or credit notes require approval from senior management and are on a case-by-case basis. Historically, returns and exchanges have been insignificant.

All revenues recognized in 2009 were from flights provided with jets leased and operated by the Company. In late 2010, the Company also began managing jets for individual owners. The Company receives a fixed monthly management fee from the owners and usually keeps 10% of the revenues derived from selling flights to outside customers with the consent of the owner. All direct and indirect costs incurred are reimbursed by the owners.

9

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

We are required to charge certain taxes and fees to our passengers when travelling within the Slovak Republic. Because we are not entitled to retain these taxes and fees, we do not include such amounts in passenger revenue. We record a liability when the amounts are collected and reduce the liability when payments are made to the applicable government agency or operating carrier.

Leases

The Company leases two aviation simulators and two vehicles under capital leases expiring in various years through 2013. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over the lower of their related lease terms or their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense for 2010 and 2009.

The company leases three private jets from its parent company and one private jet from a third party under operating leases expiring in 2015. Rental expense for operating lease, which is recorded on a straight-line basis over the life of the lease term, totaled $954,381 and $733,612 for the years ended December 31, 2010 and 2009, respectively.

Cost of sales

Cost of sales consists primarily of fuels, landing fees, daily repair and maintenance on jets, lease costs on jets, direct wages of pilots, and related costs in operations, which are directly attributable to the charter flight services.

Advertising costs

We expense advertising costs as other selling expenses in the year incurred. Advertising expense was $37,475 and $21,478 for the years ended December 31, 2010 and 2009, respectively.

Salaries and benefits

Salaries and benefits mainly consist of administrative level salaries and benefits not associated with the direct costs of production. For the years ended December 31, 2010 and 2009, salaries and benefits amounted to $411,485 and $663,093, respectively.

General and administrative expenses

General and administrative expenses consist of office expenses, accounting and consulting fees, office rent, insurance, business licenses and agency fees. For the years ended December 31, 2010 and 2009, general and administrative expenses amounted to $1,255,669 and $1,259,513, respectively.

Fuel Credit Cards Guarantee

The Company received letter of credit from the bank for all fuel credit cards. The letter of credit on the fuel credit cards for the years ended December 2010 and 2009 are $88,362 and $45,000.

10

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

Income taxes

We have implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.  We adopted the provisions of ASC 740 and have analyzed filing positions in Slovak Republic jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions.  We have identified the Slovak Republic as our "major" tax jurisdiction.  Generally, we remain subject to Slovak Republic examination of our income tax returns.

We believe that our income tax filing positions and deductions will be sustained by an audit and do not anticipate any adjustments that will result in a material change to our financial position.  Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.  In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740.  Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Our tax provision for interim periods is determined using an estimate of our annual effective tax rate based on rates established within the Slovak Republic and, adjusted for discrete items, if any, that are taken into account in the relevant period. Each year we update our estimate of the annual effective tax rate, and if our estimated tax rate changes, we make a cumulative adjustment. Since our Company has significant losses in early years of operations, we have accumulated prior year losses that will offset against future net income. Taxes payable as of December 31, 2010 and 2009 were zero.

Comprehensive income (loss)

Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220, Comprehensive Income requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For the years presented, the Company’s comprehensive income

(loss) includes net income (loss) and foreign currency translation adjustments and is presented in the statements of changes in operations.

Fair value of financial instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities. These financial instruments are measured at their respective fair values.

For fair value measurement, U.S. GAAP establishes a three-tier hierarchy which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1 — observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — include other inputs that are directly or indirectly observable in the marketplace.

Level 3 — unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The Company’s cash and cash equivalents are classified within Level 1 using quoted prices.

11

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

The carrying value of accounts receivable, accounts payable, capital lease, and accrued liabilities approximates their fair value due to their short-term maturities.

Foreign currency translation

The Company’s reporting currency is the U.S. dollar. The functional currency of the Company is the local currency, the Euro (EUR). The financial statements of the Company are translated into U. S. dollars in accordance with ASC 830, Foreign Currency Matters, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for equity. Translation adjustments resulting from translating the Company’s financial statements into U.S. dollars are included in comprehensive income. The exchange rates in effect as of December 31, 2010 and 2009 were EUR €1.00 for USD $1.3362 and USD $1.4406, respectively. The average exchange rates for the years ended December 31, 2010 and 2009 were EUR €1.00 for USD $1.3207 and USD $1.3963, respectively. At December 31, 2010 and 2009, the cumulative translation adjustments of $63,234 and ($44,887), respectively, were classified as an item of accumulated other comprehensive income / (loss) in the stockholders’ equity section of the balance sheets. There was no significant fluctuation in exchange rate for the conversion of Euro to United States dollars after the most recent balance sheet date. For the years ended December 31, 2010 and 2009, the foreign currency translation adjustment to other comprehensive income / (loss) was $108,121 and ($44,384), respectively.

Off-balance sheet arrangements

The company does not have any off-balance sheet arrangements.

NOTE 3 – RECENTLY ISSUED AND ADOPTED ACCOUNTING PRONOUCEMENTS

In May 2011, the FASB issued a new accounting standard on fair value measurements that clarifies the application of existing guidance and disclosure requirements, changes certain fair value measurement principles and requires additional disclosures about fair value measurements. The standard is effective for interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. We do not expect the adoption of this accounting guidance to have a material impact on its financial statements and related disclosures.

In June 2011, the FASB issued new guidance on the presentation of comprehensive income. The new guidance allows an entity to present components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in stockholders’ equity. While the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income from that of current accounting guidance. This new guidance is effective for fiscal years and interim periods beginning after December 15, 2011. Upon adoption, the Company will present its financial statements under this new guidance. We do not expect the adoption of this accounting guidance to have a material impact on its financial statements and related disclosures.

12

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

NOTE 4 – ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following at December 31:

	2010	2009
Accounts receivable	$803,980	$316,451
Less: allowance for bad debts	(155,156)	(69,008)

	$648,824	$247,443

NOTE 5 – OTHE RECEIVABLE

Other receivable consisted of the following at December 31:

	2010	2009
VAT tax receivable	$71,340	$80,725
Employee advance	32,287	418
Insurance reimbursement	220,669	-

	$324,296	$81,143

On October 7, 2010, one of the leased jet’s engine was damaged by a bird. The insurance company reimbursed the repair costs to the leasing company. The Company paid for the repair costs and will be reimbursed by the leasing company. The full settlement of USD $220,669 was collected by the Company in 2011.

NOTE 6 – PREPAID EXPENSE

Prepaid expense consisted of the following at December 31:

	2010	2009
Prepaid rental	$224,010	$120,093
Prepaid insurance	15,449	8,587
Other prepaids	55,980	55,385
	$295,439	$184,065

The Company leases one of its jet from LBG style s.r.o. on a variable interest rate lease. Because of the significant decrease in interest rate in 2009 and 2010, the Company negotiated with LBG style s.r.o. for a lower lease payment amount. The overpayment from 2009 and 2010 will be used as an offset against the principal payments in 2011. The Company recorded this overpayment under the other prepaid expense account.

13

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

NOTE 7 –EQUIPMENT, NET

Equipment consisted of the following at December 31:

	2010	2009
Property held under capital lease:
Aviation simulators	$1,402,919	$1,512,532
Vehicles	50,502	81,227
Computer and equipment	221,002	161,719
Vehicles	75,070	29,548
Furniture and fixtures	12,452	13,425
Leasehold improvements	149,872	148,524
	1,911,817	1,946,975

Less: accumulated depreciation	(646,530)	(359,124)
	$1,265,287	$1,587,851

Accumulated depreciation	2010	2009
Non capital lease	$168,361	$67,466
Capital lease	478,169	291,658
	$646,530	$359,124

During the years ended December 31, 2010 and 2009, depreciation expense was $319,744 and $291,345, respectively.

NOTE 8 – ACCRUED LIABILITIES

Accrued liabilities consisted of the following at December 31:

	2010	2009
Deposit from customer	$91,833	$-
Accrued payroll expense	21,475	40,711
Accrued payroll tax	12,103	59,298
Salary withholding tax	2,386	24,303
Reserve legal holidays	12,061	35,936
Reserve for services	65,256	15,204
Reserve for litigation	39,902	40,114

	$245,016	$215,566

14

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

NOTE 9 – RELATED PARTIES

a)	Related parties:

Name of related parties	Relationship with the Company

Opera a.s.	Parent Company, 100% owned Opera Jet a.s.

b)	The Company has the following related party transactions for the years ended December 31, 2010 and 2009:

	Year Ended December 31,
	2010	2009
Due to Opera a.s	$1,117,227	$1,268,118
Accounts payable to Opera a.s	123,810	77,060
Due to officers	$8,696	$9,375

Total related party payables	$1,249,733	$1,354,553

The loans from Opera a.s. bear annual interest rates of 2% and have specific maturity dates. The Parent Company may extend the loans to Opera Jet a.s. based on the needs and liquidity of the Company.

The Company leases three jets from its parent company. The leases are classified as operating leases and the total lease payments of the three jets for the years ended 2010 and 2009 were $95,090 and $41,889.

NOTE 10 – OTHER LONG TERM LIABILITIES

Other long term liabilities consisted of the following at December 31:

	2010	2009
Deposit from LBG	$150,000	$150,000
Other long term liabilities	10,563	9,271
	$160,563	$159,271

NOTE 11 – STOCKHOLDERS’ DEFICIT

Upon establishing the Company in 2006, the Slovak Republic government required capitalization of the Company totaling EUR 6,640, which remained the same since the date of inception of the Company through March 22, 2010. On February 15, 2010, the Company increased its registered capital to Euro 45,000. The registered capital balance translated to the USD reporting currency as of December 31, 2010 and 2009 was $61,940 and $9,744.

According to Slovak Republic regulations, 5% of the current year’s after tax net income must be retained. The amounts are classified as restricted retained earnings as of December 31, 2010 and 2009.

15

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Customer commitments

At December 31, 2010 and 2009, we have outstanding amounts owed to our customers of $124,765 and $68,292, respectively which represents deposits paid by customers for in-process sales contracts.

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions. We estimate the range of liability related to any pending litigation where the amount and range of loss can be estimated. We record our best estimate of a loss when the loss is considered probable. Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

In 2010, the Company lost a lawsuit against a former director of Air Carpatia Services. The former director sued the Company for his wages before Opera a.s. became a shareholder of Opera Jet a.s. The Company knew this litigation risk when they take over Opera Jet a.s. The Company settled the full amount of $39,902 in 2011.

Lease obligations

The Company leases aviation simulators, vehicles, two private jets from third party, and three private jets from its parent company. Amounts due under capital lease are recorded as liabilities on our Balance Sheets. Assets acquired under capital leases are recorded as property and equipment on our Balance Sheets. Amortization of assets recorded under capital leases is included in depreciation and amortization expense on our Statements of Operations.

The following tables summarize, as of December 31, 2010, our minimum rental commitments under capital leases and non-cancelable operating leases with initial or remaining terms in excess of one year:

Capital leases:

Year	Amount

2011	$309,380
2012	292,166
2013	222,526
Total minimum lease payments	824,072
Less: amount of lease payments representing interest and VAT	(200,955)
Present value of future minimum capital lease payments	623,117
less: current portion	216,073
Long-term capital lease obligations	$407,044

16

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

Operating leases:

Year	Amount

2011	$1,084,085
2012	604,085
2013	604,085
2014	604,085
2015	477,115
Thereafter	16,034
Total minimum lease payments	$3,389,489

The Company leases their office and parking facilities on month to month basis. The Company can withdraw from the operating lease agreement on their office and parking facilities by giving three months termination notice. The total lease expense on the office and parking facilities for the years ended 2010 and 2009 are $44,687 and $48,178, respectively.

NOTE 13 – INCOME TAXES

Slovak Republic generally assesses a flat rate of 19% on Corporation income tax.

The provision for income taxes is comprised of the following:

	Year Ended December 31,
	2010	2009

Current	-	-
Deferred	$122,607	$(258,985)

Income tax provision (benefit)	$122,607	$(258,985)

17

OPERA JET a.s.
NOTES TO FINANCIAL STATEMENTS

The tax effects of temporary differences which give rise to significant portions of the deferred taxes are summarized as follows:

	12/31/2010	12/31/2009
Deferred tax assets:
Allowance for bad debts	$30,631	$43,351
Other current liabilities	14,115	-
Net operating loss carry forward	113,673	231,742
Total deferred tax assets	158,419	275,094

Deferred tax liabilities:
Fixed assets	22,041	16,109
Total deferred tax liabilities	22,041	16,109

Net deferred tax assets/liabilities	$136,378	$258,985

The Company had net operating loss carry forward amounting to $598,278 and $1,131,306 at December 31, 2010 and 2009, respectively.

The Slovak Republic income tax returns for fiscal year 2004 through fiscal year 2010 remain open for examination.

There is no need for the Company to accrue interest or penalty associated with the uncertain tax positions, and, accordingly, no such accruals have been made in the Company’s account.

The Slovak Republic tax law provides 7 years statute of limitation and the Company’s income tax returns are subject to examination by tax authorities during that period. All penalties and interest are expensed as incurred. For the years ended December 31, 2010 and 2009, there were no penalties and interest.

NOTE 14 – SUBSEQUENT EVENTS

In preparing these financial statements, we have evaluated events and transactions for potential recognition or disclosure through January 31, 2011, the date the financial statements were available to be issued.

On January 1, 2011, the Company changed its legal form from Opera Jet s.r.o. to Opera Jet a.s., which is a change of legal form from a private limited liability company to a joint-stock company.

On March 15, 2011, Opera a.s (the parent Company) sold Opera Jet a.s. to Forsyma Holdings Limited, which is a Company established by the Chairman of Opera Jet a.s. In addition, Opera a.s. sold $291,818 (equivalent to €205,000) receivables to Forsyma Holdings Limited and had released their right on the collection afterwards. Opera Jet a.s. recorded the release of this related party payable as additional paid in capital in 2011.

The Company had signed an agreement with Deutsche leasing company in September, 2011 as a guarantor of a leasing jet leased by the Parent Company. The jet was originally guaranteed by the parent Company with a cash deposit of $550,000. Opera Jet a.s. has guaranteed to pay the leasing fees if the parent Company is in default of leasing payments up to $550,000. In, October 2011, Slovak Ex-Im bank has guaranteed to the Deutsche leasing company if Opera a.s. and Opera Jet a.s. are both default in leasing payments, they will pay for the leasing amount owed to Deutsche leasing company. The Company paid $110,000 as collateral on the leasing guarantee.

18

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: 2/8/2012	/s/ Martin Hudec, President